SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 17, 2006

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification Number

1-08788	SIERRA PACIFIC RESOURCES Nevada P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

2-28348	NEVADA POWER COMPANY Nevada 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Signatures
Ex-99.1 Press release January 17, 2006

Section 8—Other Events
Item 8.01 Other Events
Nevada Power Company (NPC), a subsidiary of Sierra Pacific Resources, made its annual mandatory deferred energy filing with the Public Utilities Commission of Nevada (PUCN) on January 17, 2006. The filing seeks to recover costs the company has already incurred, and to set a new rate going forward that more accurately reflects the amount the company expects to pay for fuel and purchased power in 2006. These amounts represent a dollar-for-dollar pass-through and do not include any profit for the company.
The filing, if approved by the PUCN, would result in an overall 9% increase to recover costs already incurred and a 14% increase to account for current and anticipated future costs. The typical residential customer using 1,250 kilowatt hours of electricity would see a monthly bill increase $30.62, from $127.88 to $158.50. The proposed recovery in NPC’s filing includes past costs of $171.8 million and going-forward rates of $264.1 million. The company has requested that the going-forward rate become effective in May 2006, with recovery for costs already incurred commencing in August 2006. A copy of the press release announcing the deferred energy filing is filed herewith as Exhibit 99.1.
Section 9—Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
99.1 Press Release dated January 17, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: January 17, 2005	By:	/s/ John E. Brown
John E. Brown
Controller

Nevada Power Company (Registrant)
Date: January 17, 2005	By:	/s/ John E. Brown
John E. Brown
Controller